Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NeuroOne Medical Technologies Corporation

Eden Prairie, Minnesota

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224572) of our report dated December 8, 2020, relating to the financial statements of NeuroOne Medical Technologies Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Minneapolis, Minnesota

December 8, 2020